                                                                   EXHIBIT 99.5
                         CBNY INVESTMENT SERVICES CORP.

                        1,060,000 SHARES OF COMMON STOCK

                           OFFERED PURSUANT TO RIGHTS
                          DISTRIBUTED TO STOCKHOLDERS
                        OF COMMERCIAL BANK OF NEW YORK

To Our Clients:

     Enclosed for your consideration are a prospectus, dated ____ , 2001 (the "Prospectus"), and the "Instructions as to Use of CBNY Investment Services Corp. Subscription Certificates" relating to the offering (the "Rights Offering") by CBNY Investment Services Corp. (the "Company") of shares of its common stock, par value $1.00 per share (the "Common Stock"), pursuant to non-transferable subscription rights (the "Rights") distributed to all holders of record of the common stock ("Recordholders") of Commercial Bank of New York ("CBNY"), at the close of business on ____ , 2001 (the "Record Date"). The Rights and Common Stock are described in the Company's Prospectus.

     In the Rights Offering, the Company is offering an aggregate of 1,060,000 shares of its Common Stock, as described in the Prospectus.

     The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on ____ , 2001, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Date").

     As described in the accompanying Prospectus, you will receive one Right for every 5 shares of common stock of CBNY carried by us in your account as of the Record Date. No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights distributed will be rounded down to the nearest whole number, with such adjustments as may be necessary to ensure that if all Rights are exercised, the gross proceeds to the Company will equal $10,600,000. No fractional shares of Common Stock will be issued in connection with the exercise of the Rights. Any fractional share to which subscribing holders would otherwise be entitled will be rounded down to the next whole share.

     Each Right allows the holder thereof to subscribe (the "Basic Subscription Right") at the cash price of $10 per share (the "Subscription Price") for one share of Common Stock.

     In addition, Rights holders which exercise their Basic Subscription Rights also will be eligible to subscribe (the "Over-Subscription Right") at the same cash price of $10 per share for shares of Common Stock that are offered but not otherwise purchased in the Rights Offering (the "Excess Shares"). If an insufficient number of Excess Shares is available to satisfy fully all over-subscriptions, each Rights holder exercising the Over-Subscription Right will receive a pro rata portion of the Excess Shares available in proportion to the number of shares of CBNY common stock held by each such holder as of the Record Date relative to the other holders of Rights participating in the additional subscription.

     The Rights will be evidenced by subscription certificates (the "Subscription Certificates"). THE RIGHTS ARE NOT TRANSFERABLE.

     THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF CBNY COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled in accordance with the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the document carefully before instructing us to exercise the Rights.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised your Basic Subscription Rights or the Over-Subscription Right, such exercise may not be revoked.

     If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the election form on the reverse side of this letter.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO SANDLER O'NEILL SHAREHOLDER SERVICES, THE SUBSCRIPTION AGENT, AT THE FOLLOWING TELEPHONE NUMBER: ------- .


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                        BENEFICIAL OWNER ELECTION FORM

                                 INSTRUCTIONS

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of CBNY Investment Services Corp. (the "Company").

     This will instruct you whether to exercise shares of the Company's Common Stock distributed with respect to the common stock of Commercial Bank of New York ("CBNY") held by you for the account of the undersigned, in accordance with the terms and subject to the conditions set forth in the Company's
prospectus dated      , 2001 and the related "Instructions as to Use of CBNY
Investment Services Corp. Subscription Certificates."

   Box 1. [ ]  Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

   Box 2. [ ]  Please EXERCISE RIGHTS for shares of Common Stock as set forth below.


                               NUMBER OF            SUBSCRIPTION
                                 RIGHTS                PRICE                PAYMENT
                              -----------          -------------           ---------
Basic Subscription Right:       -------       x          $10         =     $               (Line 1)
                                                                           ---------
Over-Subscription Right:        -------       x          $10         =     $               (Line 2)
                                                                           ---------
                        Total Payment Required                       =     $               (Sum of Lines 1
                                                                           ---------       and 2; must equal
                                                                                           total of amounts in
                                                                                           Box 3.)


   Box 3. [ ]  Payment in the following amount is enclosed $         .

   Box 4. [ ]  Please deduct payment from the following account maintained by you as follows:


               ----------------------     ---------------------
               Type of Account                  Account No.

               Amount to be deducted:     $
                                           --------------------


                                          -------------------------------


                                          -------------------------------
                                                   Signature(s)

                                          Please type or print name(s) below:


                                          -------------------------------

                                          -------------------------------
Date:               , 2001
     ---------------

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